As filed with the Securities and Exchange Commission on July 02, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Dear Industrial Gas Inc
(Exact name of registrant as specified in its charter)

California	2813	98-1936937
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Address: 10368 LOZANO CUPERTINO, California, 95014-6607

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Ms. Hai Xia

Address: 10368 LOZANO, CUPERTINO, California, 95014-6607

Telephone: +86 138 0980 3730

(Name, Address, including zip code, and Telephone Number of Agent for Service)

___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

 In this Prospectus, unless the context otherwise requires, “Dear Industrial” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to Dear Industrial Gas Inc. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending June 30, 2026, and the term “common stock” refers to shares of the Company’s common stock.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are a corporation incorporated under the laws of California. We are offering 5,000,000 ordinary shares of the Company pursuant to this Offering. This is the initial public offering of ordinary shares of Dear Industrial Gas Inc The offering price per share of our ordinary shares in this offering is to be fixed at $5.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our common stocks on the Nasdaq Capital Market under the symbol “KFDE”. This application only relates to reservation of the ticker symbol “KFDE” for a period of twenty-four months.

We will be listed on the Capital Market tier of NASDAQ under ticker symbol “KFDE”. We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq. However, we will not complete this offering unless we are so listed. We will not consummate this offering until we receive approval for listing from the Nasdaq.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary - Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We will receive the proceeds from the sale of these shares and the funds will be used for the purposes set forth herein. Dear Industrial Gas Inc was incorporated in the State of California, the U.S. and commenced its businesses and operations on April 30, 2026.

As of the date of this Prospectus: (i) our Company’s authorized share capital is 1,000,000,000.00 shares, $0.0001 par value, all shares are common shares; (ii) our Company’s issued and outstanding shares are 20,000,000 shares of common stock, $0.0001 par value, all shares are held by the Company’s sole shareholder - “Founding Shareholders Holdings Limited” (which is a Hong Kong company). As of the date of this Registration Statement, Founding Shareholders Holdings Limited is controlling 100% of the voting power of the Company. As such, Founding Shareholders Holdings Limited has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions such as a change in control, merger, consolidation, or sale of assets.

As a corporation duly established and validly existing under the laws of California, Dear Industrial Gas Inc specializes in providing advanced and AI-driven software solutions as well as industrial gas and air separation solutions that empower manufacturing enterprises, energy sectors, and chemical industries to harness the power of cryogenic technology for operational excellence, innovation, and sustainable growth in the rapidly evolving global industrial landscape. The Company fully empower our clients' production endeavors through expert plant engineering, seamless system integration, and ongoing technical support, thus empowering businesses, organizations, and institutions to harness the power of AI and blockchain for operational excellence, innovation, and sustainable growth in the rapidly evolving global AI, digital, and industrial blockchain economy. We fully empower our clients’ digital transformation endeavors through expert consulting, seamless system integration, and ongoing technical support.

The shares being offered by the Company pursuant to this Registration Statement will be sold at a fixed price of $5.00 per share for the duration of the offering. The Company estimates the costs of this offering at about [underwriting fee]. All expenses incurred in this offering are being paid for by the Company. The Company may use proceeds from this offering to pay for offering expenses.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account. No escrow account will be established. Any investor who purchases shares will have no assurance that any monies, besides their own, will be invested for the shares subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE [Page No.].

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should base your decision solely on the information presented in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information regarding this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The table of contents below is designed to help you locate key information within this prospectus. We encourage you to read the entire prospectus before making an investment decision.

TABLE OF CONTENTS

PART I. – PROSPECTUS	PAGE
PROSPECTUS SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY OVERVIEW
FORWARD-LOOKING STATEMENTS
DESCRIPTION OF BUSINESS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
INTERESTS OF NAMED EXPERTS AND COUNSEL
REPORTS TO SECURITIES HOLDERS
DESCRIPTION OF FACILITIES
LEGAL PROCEEDINGS
PATENTS AND TRADEMARKS
DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL ACCOUNTING FEES AND SERVICES
MATERIAL CHANGES
FINANCIAL STATEMENTS
PART II. – INFORMATION NOT REQUIRED IN PROSPECTUS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
INDEMNIFICATION OF OFFICERS AND DIRECTORS
RECENT SALES OF UNREGISTERED SECURITIES
EXHIBITS TO THE REGISTRATION STATEMENT
UNDERTAKINGS
SIGNATURES

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus may include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section contained in this Prospectus.

This summary highlights selected information discussed in this prospectus. The summary is not complete and does not contain all of the information you should consider before investing in our common stock. Therefore, you should read this entire prospectus carefully, including the sections titled “Risk Factors” and the financial statements, before making a decision to purchase shares of our common stock.

Corporate History

Dear Industrial Gas Inc (“we”, “us”, “our”, or the “Company”), was incorporated and commenced its operations and businesses on April 30, 2026, in the State of California.

As of the date of this Prospectus, Ms. Hai Xia and Mr. He Baotang (hereinafter referred to as the “Founding Shareholders”), jointly owns 18,000,000 ordinary shares, or 90% shareholdings, in the Company.

Our Corporate Structure

The following diagram illustrates our corporate structure, including the names, places of incorporation and the proportion of ownership interests in our significant subsidiaries as of the date of this prospectus.

Group Structure Chart

List of Shareholder(s)	Shareholding Structure
Hai Xia	Ms. Hai Xia owns 9 million shares, or 45% shareholding, in the Company.
He Baotang	Mr. He Baotang owns 9 million shares, or 45% shareholding, in the Company.
Li Guanxiong	Mr. Li Guanxiong owns 0.6 million shares, or 3% shareholding, in the Company.
Wu Di	Mr. Wu Di owns 0.6 million shares, or 3% shareholding, in the Company.
He Donglin	Mr. He Donglin owns 0.6 million shares, or 3% shareholding, in the Company.
Li Peiwen	Ms Li Peiwen owns 0.2 million shares, or 1% shareholding, in the Company.

Currently, the Company does not have any subsidiary or investee company.

Nature of Business

As a corporation duly established and validly existing under the laws of the State of California, United States, Dear Industrial Gas Inc’s main businesses and operations are: the provision of advanced and AI-driven industrial software design and related services, as well as industrial gas and air separation solutions that empower manufacturing enterprises, energy sectors, and chemical industries to harness the power of cryogenic technology for operational excellence, innovation, and sustainable growth in the rapidly evolving global industrial landscape. The Company fully empower our clients' production endeavors through expert plant engineering, seamless system integration, and ongoing technical support.

Based on the intrinsic law of technological development worldwide, we deeply integrate the profound expertise of our core founding team in air separation and industrial software and industrial gas services. In response to the diversified development requirements of our international clients and partners, we adhere to an open and collaborative attitude, jointly exploring future vistas and implementation pathways, and customize gas solution strategies and execution plans tailored to each client's unique infrastructure and needs. Our aim is to propel the formation of an intelligent and efficient industrial ecosystem led by core enterprises, by stimulating the organic integration of their internal driving forces and technological strengths, achieving omnidirectional alignment of "efficient gas production operations + comprehensive industrial gas investment + abundant innovation opportunities". We strive to build a robust, client-centric industrial gas platform that fosters strategic partnerships, knowledge sharing, and sustainable value creation across industries globally.

The Offering

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”).

We have 20,000,000 shares of common stock issued and outstanding and no shares of Preferred Stock issued and outstanding. Through this offering, we will sell 5,000,000 shares of Common stock after this registration becomes effective. The price at which we, the Company, will offer these shares is at a fixed price of $5.00 per share for the duration of the offering. We will receive all proceeds from our sale of Common stock.

As of the date of this Registration Statement, Founding Shareholders are controlling 100% of the voting power of the Company. As such, Founding Shareholders have the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions such as a change in control, merger, consolidation, or sale of assets.

All shares being offered by the Company pursuant to this Registration Statement will be sold at a fixed price of $5.00 for the duration of the offering. The Company estimates the costs of this offering to be about $[underwriting fee]. All expenses incurred in this offering are being paid by the Company.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s checking account to be used for the purposes provided herein.  All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

Summary of this Offering:

Issuer	Dear Industrial Gas Inc
Securities Being Offered	5,000,000 Common Shares, par value $0.0001 per share.
Offering price per share	We will sell the shares at a fixed price of $5.00 per share for the duration of this Offering.
Number of shares of common stock outstanding before the offering of common stock	20,000,000 shares of Common stock.
Total Market Capitalization Before the Offering	USD 100,000,000.00
Number of shares of common stock outstanding after the offering of common stock	25,000,000 shares of common stock will be issued and outstanding if we sell all of the shares we are offering, and no shares of Preferred Stock will be issued and outstanding.
Total Market Capitalization After the Completion of the Offering	USD 125,000,000.00
Voting Rights	Each Common stock is entitled to one vote.
Use of Proceeds	We intend to use the gross proceeds for, but not limited to, business development, advertising and marketing expenses, expenses related to ongoing reporting requirements and offering expenses.
Transfer Agent	Currently, we do not retain a Transfer Agent however, we plan to obtain the services of one prior to conducting this offering.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and are seeking offers to purchase our common stock only in jurisdictions where such offers and sales are permitted.

RISK FACTORS

An investment in our Common stock involves a high degree of risk. Please consider the following risk factors and other information described in this prospectus relating to our business before deciding whether to purchase our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Common stock to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. Therefore, an investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Our Business

Our business success depends on the successful development and commercialization of our cutting edge and AI-driven industrial software and industrial gas solutions and air separation platform.

Dear Industrial Gas Inc is a newly established California company focused on providing advanced industrial gas solutions and air separation equipment, including equipment manufacturing, system integration, technical support, training, and management services. We intend to build a comprehensive platform serving steel, chemical, energy, electronics, and other industrial sectors globally. If we fail to successfully develop, commercialize, or deliver the expected value of our platform and solutions, we may not achieve our business objectives, which could result in the loss of some or all of the investment by our shareholders.

Our growth relies on broad market adoption of our solutions.

Our strategy depends on industrial clients adopting our air separation equipment and on-site gas supply solutions. Potential customers may hesitate due to high capital requirements, integration risks, reliability concerns, or uncertain returns on investment. In addition, our business is closely tied to global industrial production levels. Reductions in output, facility idling, or delays in expansion projects due to economic slowdowns would decrease demand for our products and services, materially impairing our revenue generation and profitability.

Energy price volatility could materially affect our profitability.

Air separation processes are highly energy-intensive. Fluctuations in power prices, fuel costs, or energy availability expose us to significant cost volatility. Although certain contracts may include cost pass-through provisions, these mechanisms may not fully or promptly offset cost increases. Sustained rises in energy costs could compress margins, reduce competitiveness, and adversely impact our financial performance.

We face significant project execution risks.

The design, manufacture, installation, and commissioning of cryogenic air separation plants involve complex engineering, supply chain coordination, regulatory approvals, and site-specific challenges. Delays, cost overruns, labor shortages, or unforeseen conditions could adversely affect project economics, customer relationships, and our reputation. Given the long investment recovery periods typical in this industry, such issues could materially impact our financial results and predictability.

We are subject to extensive environmental, health, safety, and climate regulations.

Air separation and industrial gas operations involve inherent risks related to high-pressure cryogenic systems, hazardous materials, and potential environmental impacts. We are subject to stringent federal, state, and local laws governing environmental protection, occupational safety, emissions, and hazardous substances. Evolving climate-related regulations, including greenhouse gas reporting and carbon pricing, may further increase compliance costs. Non-compliance or material regulatory changes could result in significant fines, penalties, operational restrictions, or reputational harm.

We depend on our key technical and management personnel.

Our success relies heavily on the continued service of senior management and specialized technical personnel with expertise in air separation engineering, cryogenic technology, and industrial gas operations. These individuals would be difficult to replace quickly. We do not maintain key man life insurance. The departure of key personnel could delay projects, impair execution of our strategy, and adversely affect customer relationships and business performance.

We may need substantial additional capital to fund our operations and growth.

Our business is capital-intensive, requiring significant investment in equipment, facilities, and project development. We may need to raise additional funds through equity or debt financings. Such capital may not be available when needed or on acceptable terms. Equity financings would dilute existing shareholders and may include superior rights for new investors. Insufficient funding could force us to delay projects, curtail growth, or adversely affect our results of operations and the value of our securities.

Supply chain disruptions could impair our manufacturing and delivery capabilities.

We rely on third-party suppliers for specialized components, raw materials, and equipment. Global supply chain challenges, including geopolitical tensions, trade restrictions, and production constraints, may cause delays or cost increases. Such disruptions could delay project completion, raise expenses, damage customer relationships, and materially affect our business.

Our international operations expose us to significant additional risks.

As we expand into Asia and other global markets, we face risks associated with foreign operations, such as exchange rate volatility, trade barriers, tariffs, transportation disruptions, compliance with diverse legal regimes, and potential political or economic instability. These factors could materially and adversely impact our operations, financial condition, and results of operations.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our business operation and financial performance may be significantly impacted by various factors that shape the broader economic environment. These factors include consumer spending behaviors, particularly on those items that cannot get immediate benefits. Consumer spending is influenced by multiple elements such as current economic conditions, unemployment rates, salary levels, interest rates, income tax policies, consumer confidence, and overall perceptions of the economy. In the event of an economic slowdown, consumer spending habits could be adversely affected, and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business also relies heavily on brand image, reputation, and product quality of Dear Industrial.

It is important that we maintain and increase the image and reputation of Ocean Wise. If our efforts in brand building and improvement of products quality could not get a satisfactory result, it may have a profoundly negative impact on our business. Consumers expect high standards when they choose a brand, and if the products fail to meet these expectations, they are likely to feel disappointed and deceived. This dissatisfaction can lead to a sharp decline in customer loyalty. Word-of-mouth, which is a powerful tool in brand building, can turn against the company as dissatisfied customers share their negative experiences with others. In the digital age, a single negative review can quickly spread on social media and review platforms, further damaging the brand’s image. In the long run, this can erode the brand’s market share and profitability. Competitors with better-quality products will gain an advantage, making it difficult for the company to regain its position in the market.

The requirements of being a public company may strain our resources, distract our management from core business activities and potentially hinder our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Complying with these rules and regulations has increased our legal and financial compliance costs, made certain activities more challenging, time-consuming, or expensive, and placed greater demands on our systems and resources. For instance, the Exchange Act mandates that we file annual, quarterly, and current reports regarding our business and operational results, as well as maintain effective disclosure controls and procedures and internal controls over financial reporting. To meet these standards, we may need to allocate significant resources and management oversight to either maintain or enhance our disclosure controls and internal controls over financial reporting. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. Additionally, we may need to hire additional staff in the future to meet these compliance requirements, which would further increase our costs and expenses.

We may need to raise additional capital to support growth, but there’s a risk that such funding may not be available on terms that are favorable to us, which could impede our growth plans and have a negative impact on our business.

In the future, we may need additional funds beyond those raised in this offering to address business challenges or fuel our growth. To secure these funds, we might pursue public or private equity, equity-linked, or debt financings. However, raising additional capital through equity or convertible debt issuances could result in significant dilution for our existing stockholders. Moreover, any new equity securities we issue might have superior rights, preferences, and privileges compared to our Common Stock. If we opt for debt financing, it could come with restrictive covenants that limit our capital-raising activities and other financial and operational matters, such as our ability to pay dividends. These restrictions may hinder our ability to obtain additional capital and pursue business opportunities, including potential acquisitions. There is also a risk that we may not be able to secure additional financing on favorable terms. If we fail to obtain adequate financing when needed, our capacity to support business growth and address challenges could be severely compromised, which could negatively impact our business.

Given our limited experience as a public company, there is a risk that we may not be able to successfully navigate the complexities and requirements of being publicly listed, which may potentially result in a loss of part or all of your investment.

We have limited experience in complying with the various rules and regulations that are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our business operations are successful. We plan to comply with all of the various rules and regulations required of a public company. However, if we are unable to effectively manage the complexities and demands of being a public company, our ability to maintain our listing and meet regulatory expectations could be compromised. This could result in regulatory scrutiny, financial penalties, or other adverse consequences. If we fail to operate successfully as a public company, your investment may be materially adversely affected. In extreme cases, our inability to operate effectively as a public company could lead to a loss of your entire investment.

Our officers and directors, while highly skilled in their respective areas of expertise, may have limited familiarity with the reporting and disclosure obligations of publicly-traded companies. As we transition to a publicly reporting entity, we anticipate incurring significant costs associated with meeting these ongoing reporting requirements

Our officers and directors, while highly skilled in their respective areas of expertise, may have limited familiarity with the reporting and disclosure obligations associated with publicly-traded companies, as well as with serving in their respective roles within such entities. This unfamiliarity may hinder our ability to establish and maintain effective internal controls over financial reporting and disclosure controls and procedures. As a result, we may face risks related to possible misstatements in our financial statements and possibility to provide inaccurate financial information to our stockholders. Ultimately, this unfamiliarity among our management may cause potential harm to our operations, future earnings, and overall financial success, particularly given the complexities of our industry and the stringent reporting requirements for publicly-traded companies.

To address these challenges, our management and other personnel will need to devote significant time and resources to compliance initiatives to maintain our reporting status. Additionally, the costs associated with adhering to the necessary rules and regulations, which are required to remain an SEC reporting company, are expected to be substantial. We may need to engage external third-party consultants, attorneys, or other firms to assist us in navigating and complying with the applicable rules and regulations for each filing on behalf of the Company.

Our success is reliant on the ongoing contributions of our senior executives and other key personnel; currently, we do not maintain “key man” life insurance coverage, accordingly, any loss of such key individuals could significantly disrupt our business operations.

Our future success hinges on retaining the services of our senior executives and key personnel. Currently, we do not have “key man” life insurance for any members of our senior management team or other critical staff. If one or more of these individuals were to leave or become unable to fulfill their roles, it could disrupt our business operations, and finding suitable replacements could be challenging or even impossible. Moreover, the competition for senior executives and key personnel in our industry is intense, and we may struggle to retain our current talent or attract new senior leaders. If we fail to do so, our business could face significant disruptions.

Additionally, while we might consider obtaining “key man” insurance in the future, there is no guarantee that we will be able to secure such coverage. Even if we do, the insurance proceeds may not be sufficient to offset the losses resulting from the departure of these key personnel.

Our planned business operations will depend heavily on various third-party providers. If a significant third-party provider fails to perform their obligations or is lost due to bankruptcy, consolidation, or any other reason, it could have a negative impact on our business operations.

Our business model relies on establishing cooperation with various third-party service providers. These partnerships are essential for our day-to-day operations and growth strategy. However, several risks could arise from these relationships. For example, if the terms of any third-party agreements are renegotiated unfavorably, it could have a significant negative impact on our business, financial condition, and operational results; or, if these third parties fail to meet their legal or regulatory requirements, breach their contractual obligations, we may face several challenges. These could include legal disputes with the third-party providers, difficulties in renewing agreements on favorable terms, and the need to find alternative suppliers. Switching to new providers might result in higher costs for services or products, which could further strain our financial position. Additionally, managing these third-party relationships effectively is critical. This includes conducting thorough due diligence, negotiating advantageous terms, and continuously monitoring compliance and performance. Any failure in this regard could lead to supply chain disruptions, increased costs, and ultimately, a material adverse effect on our business, future prospects, financial condition, and overall results of operations.

If we are unable to develop and sustain a robust system of internal controls, we may face difficulties in accurately reporting our financial results or preventing fraudulent activities. Any failure to report and file our financial results accurately and on time could damage our reputation and negatively affect the future trading price of our Common stock.

Establishing and maintaining effective internal controls is crucial for providing reliable financial reports and preventing fraud. If we fail to provide accurate financial reports or prevent fraudulent activities, our ability to manage the business efficiently could be compromised, potentially damaging our reputation and investor confidence. This, in turn, could negatively impact our financial condition, operational results, and access to capital. Currently, our small size internal control deficiencies may limit our ability to effectively segregate duties and ensure robust financial reporting processes. For example, though we have established written policies and procedures aligned with US GAAP and SEC disclosure requirements, changes in these requirements or challenges in implementing them could strain our operations. Specifically, we may lack a formal process and timeline for closing our books and records at the end of each reporting period, which could restrict our ability to gather, analyze, and report financial information in a timely manner. To address these issues, we recognize the need to hire additional staff to enhance our internal controls and ensure compliance with regulatory requirements. However, this process is still in the planning stages, and we cannot predict with certainty the costs involved or the timeline for identifying and hiring suitable candidates. While we have had preliminary discussions with potential candidates, no material progress has been made.

Failure to obtain necessary approvals, licenses, or permits required for our business operations could potentially damage our business.

We may face challenges in obtaining all the licenses and approvals that are considered necessary to operate our business effectively. Though Dear Industrial is newly incorporated, we intend to operate across multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, can vary significantly from those in the U.S. This complexity can create uncertainty regarding which specific licenses and approvals are required and the processes involved in securing them. Additionally, we cannot guarantee that our interpretations of these rules and their exemptions have been, or will always be, aligned with those of local regulators.

If our business expands into new markets, we may need to obtain additional licenses and comply with further laws and regulations in those jurisdictions. If we fail to acquire, maintain, or renew necessary licenses or approvals, or if we are required to make filings that we did not anticipate or believed we were exempt from, we could face a range of penalties. These may include confiscation of revenues or assets generated through unlicensed activities, imposition of fines, suspension or revocation of licenses, written reprimands, termination of third-party agreements, criminal prosecution, or restrictions on our operations. Any such penalties could disrupt our business operations and have a significant negative impact on our business, financial condition, and results of operations.

If we fail to effectively adapt to technological advancements or changes in industry practices, including shifts in the business models used within our sector, our business could suffer significant setbacks.

In today’s rapidly evolving business landscape, the ability to adapt to new technologies and industry trends is crucial for sustained success. If we fail to keep pace with technological advancements, we may find ourselves at a competitive disadvantage. New technologies often bring increased efficiency, improved customer experiences, and innovative solutions that can transform industries. By not embracing these changes, a company risks becoming obsolete as competitors leverage new tools and platforms to gain market share. Additionally, the industry itself is constantly evolving, with shifting consumer demands, regulatory changes, and emerging business models. Failure to adapt to these developments can lead to lost opportunities, reduced profitability, and ultimately, a diminished market position. In the long run, a company that does not evolve with the times may struggle to survive, as the business environment becomes increasingly unforgiving for those who cannot innovate and adapt.

We may struggle to compete effectively against current and potential competitors, many of whom possess greater resources and more extensive experience than we have.

We may lack the resources needed to effectively compete with our existing competitors or with any new entrants to the market. We plan to compete with numerous other distributors and retailers offering products identical or similar to ours. These competitors often have significantly greater personnel, financial, and managerial resources at their disposal. The intense competition from these well-established companies with substantial resources and strong reputations could hinder our ability to maintain or grow our business.

Moreover, if demand for our products and services increases, it may attract new companies to enter the market. This influx of additional competitors would heighten the risks to our business. Increased competition could lead to price wars, which would be particularly detrimental to us, as we may not have the resources to compete with larger, more established companies. Furthermore, higher competition and increased demand could strain our manufacturing and output capabilities, potentially leading to higher production costs. This, in turn, could undermine our competitiveness and negatively impact our ability to attract and retain customers.

The JOBS Act will allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to ease the regulatory burden on “emerging growth companies”. Since Dear Industrial meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

●exempt from the requirement under Section 404(b) of the Sarbanes-Oxley Act that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

●be exempt from the “say on pay” provisions, which require a non-binding shareholder vote to approve the compensation of certain executive officers, and the “say on golden parachute” provisions, which require a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations, as set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); and additionally, exempt from certain disclosure requirements of the Dodd-Frank Act relating to the compensation of Chief Executive Officers

●be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

●be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

While the Company is still assessing the implications of the JOBS Act, it currently plans to utilize all the reduced regulatory and reporting requirements available to it as long as it qualifies as an “emerging growth company.” The Company has chosen not to opt out of the extended time to comply with new or revised financial accounting standards under Section 102(b)(1) of the JOBS Act. This means that, while it remains an “emerging growth company,” the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of its internal controls over financial reporting. This could increase the risk that weaknesses or deficiencies in its internal controls remain undetected. Additionally, as long as it qualifies as an “emerging growth company,” the Company may choose not to disclose certain information, including specific financial data and details regarding executive compensation, which would otherwise be required in filings with the SEC. This lack of disclosure could make it more challenging for investors and securities analysts to evaluate the Company. Consequently, investor confidence in the Company and the market price of its ordinary shares may be negatively affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, which means we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company. If we remain a “smaller reporting company” after we no longer qualify as an “emerging growth company,” our disclosure requirements in SEC filings will increase. However, they will still be less burdensome than if we were neither an “emerging growth company” nor a “smaller reporting company”. Specifically, like “emerging growth companies,” “smaller reporting companies” are permitted to provide simplified executive compensation disclosures in their filings. They are also exempt from Section 404(b) of the Sarbanes-Oxley Act, which requires independent registered public accounting firms to provide an attestation report on the effectiveness of internal controls over financial reporting. Other reduced disclosure obligations include being required to provide only two years of audited financial statements in annual reports. These reduced disclosures due to our status as an “emerging growth company” or “smaller reporting company” may limit investors’ ability to fully analyze the Company’s results of operations and financial prospects.

As an “emerging growth company” under the JOBS Act of 2012, we are subject to reduced disclosure requirements, but we cannot predict whether these simplified reporting obligations might make our Common stock less appealing to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act allows “emerging growth companies” to take advantage of an extended transition period for complying with new or revised accounting standards, as provided in Section 7(a)(2)(B) of the Securities Act. This means we can delay adopting certain accounting standards until they would otherwise apply to private companies. We have chosen to use this extended transition period. As a result, our financial statements may not be directly comparable to those of companies that comply with the public company effective dates for these standards.

Since our aim is to build a broad development platform for global entrepreneurs, we are exposed to a range of international risks that could impact our business.

As we strive to establish a comprehensive development platform for global entrepreneurs, our operations may be exposed to a variety of international risks. These risks include periodic economic downturns in foreign markets, which can lead to reduced consumer demand, lower spending power, and increased market volatility. Additionally, political instability in certain regions may result in regulatory uncertainties, disruptions to supply chains, and challenges in maintaining consistent business operations. These factors, combined with potential currency fluctuations, trade restrictions, changes in local laws and regulations, and varying tax policies, could negatively impact our sales and increase our cost of doing business. Moreover, navigating these risks may require significant resources and management attention, potentially diverting focus from other strategic initiatives. The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

Any factors that restrict cross-border trade or increase its complexity could potentially harm our business.

Cross-border trade is a significant contributor to our revenue. However, shipping goods across national borders is often more costly and complex compared to domestic shipping. Factors such as customs and duty procedures, duty-free thresholds in key markets, the integration of national postal systems, and security-related processes at international borders can all drive up costs, deter customers from making cross-border purchases, delay shipments, and create uncertainties in the shipping process. Any factors that escalate the costs of cross-border trade or that restrict, delay, or otherwise complicate cross-border trade could reduce our revenue and profits, thereby adversely affecting our business.

As we are in the development stage, we have not yet generated substantial revenues and lack an extensive operating history.

The Company was incorporated on, and commenced its businesses and operations on, April 30, 2026, and has only recently started to generate revenues. Given our limited operating history, it is challenging to evaluate our future prospects. Based on our current business plans, we anticipate continuing to incur operating losses in the foreseeable future, primarily due to significant start-up expenses associated with launching our business. Moreover, we cannot assure you that we will successfully generate revenues or achieve and maintain positive cash flow in the future. If we fail to do so, we may need to close our business or seek additional capital through loans or further equity financing to sustain our operations. This could dilute the value of the shares you purchase in this offering. We also cannot guarantee that we will be able to obtain financing in a timely manner or on terms that are commercially reasonable.

While the management is highly proactive in identifying and addressing potential risks, given the inherent uncertainties and complexities involved, we cannot guarantee that all risks may be fully resolved or mitigated in every instance.

The management team at Dear Industrial is highly proactive in identifying and addressing potential business risks, demonstrating a forward-thinking approach to safeguard the company’s interests in such ever-changing market. They possess a strong ability to embrace new ideas and continuously learn, ensuring they stay ahead of emerging threats and incorporate innovative solutions into their risk management strategies. Their effective coordination of resources and commitment to collaboration across departments further enhance the Company’s preparedness. However, given the inherent uncertainties and complexities of the capital market and the whole business environment, there is no guarantee that all risks may be fully resolved or mitigated in every instance.

Risks Relating to the Company’s Securities

We currently have no plans to pay dividends on our common stock.

At present, we do not plan to declare or pay any cash dividends on our capital stock. Instead, we intend to retain all future earnings to support the growth of the Company. As a result, we do not anticipate paying any dividends in the foreseeable future.

Future sales of our securities or other events that dilute our equity could potentially have a negative impact on the market price of our common stock.

We generally have the flexibility to issue additional common stock, including securities that can be converted into, exchanged for, or represent the right to receive common stock. The market price of our common stock may decline if there are sales of common stock or convertible/exchangeable securities following this offering, or if there is a perception that such sales might occur.

Our securities currently do not have an established market, and it is uncertain whether an active trading market will develop, such uncertainty could result in our common stock trading below the offering price specified herein.

Prior to this offering, our common stock has not been publicly traded or quoted on any recognized exchange or quotation system. The offering price of our common stock may not necessarily reflect the market price of our common stock following this offering. If you acquire shares of our common stock, there is no assurance that you will be able to resell them at or above the offering price set herein. The development of an active trading market for our common stock, if it occurs at all, and its level of liquidity are and will remain unpredictable. It is possible that an active public market may not emerge or may not be sustained following this offering. In the event that an active public market does not materialize or is not sustained, you may encounter challenges when attempting to sell your common stock, either at an attractive price or at any price at all.

A substantial number of shares issued in this offering could be sold into the market following the offering, which may put downward pressure on the market price of our common stock.

If a public market for our common stock develops, a significant number of shares issued in this offering may be sold into the market afterward, which could lead to a decline in the market price of our common stock. Specifically, if the volume of shares offered for sale exceeds the demand from buyers, the market price or perceived value of our common stock may decrease to a level at which buyers are willing to purchase and sellers are willing to sell the shares. All securities issued in this offering will be freely tradable without further restriction or registration under the Securities Act.

In the future, we may decide to issue additional shares of our common stock, which could result in dilution for our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of up to 1,000,000,000 shares of common stock, of which 20,000,000 shares are currently issued and outstanding as of the date of this filing. Future issuances of additional common shares could significantly reduce the ownership percentage of our existing stockholders. We may determine the value of any future issuances of common stock at our discretion. Issuing common stock for purposes such as future services, acquisitions, or other corporate activities may dilute the value of shares held by our investors and could potentially have a negative impact on any trading market that may develop for our common stock.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not be entitled to a refund.

Investors do not have the right to withdraw their invested funds once invested. Subscription payments will be paid to Dear Industrial, and held in our bank account. If the management determines that the Subscription Agreements are in good order and the Company accepts the investor’s investment, investors will not be entitled to a refund of their payment.

We may be subject to the penny stock rules which could make it more difficult to sell the shares of our common stock.

We may currently be subject, and could continue to be in the future, to the SEC’s “penny stock” rules if our common stock trades below $5.00 per share. Penny stocks are generally defined as equity securities priced below $5.00. Under these rules, broker-dealers are required to provide customers with a standardized risk disclosure document prepared by the SEC, which outlines the nature and risks associated with penny stocks. Additionally, broker-dealers must supply current bid and offer quotations for the penny stock, disclose the compensation received by the broker-dealer and its salesperson, and provide monthly account statements showing the market value of each penny stock held in the customer’s account. This information regarding bid and offer quotations and compensation must be communicated to the customer either orally or in writing before the transaction is completed and must be provided in writing before or with the customer’s confirmation.

In addition, the penny stock rules stipulate that before a transaction, the broker-dealer must conduct a written suitability assessment to determine whether the penny stock is an appropriate investment for the purchaser and obtain the purchaser’s written consent to the transaction. These rules can be cumbersome and may potentially decrease demand for our offerings as well as trading activity in our common stock. As long as our common stock remains subject to the penny stock rules, holders of these shares may encounter greater difficulties in selling their securities.

We may need additional funding to satisfy our future capital requirements, and any future financing strategies could potentially have a negative impact on holders of our common stock.

Our operations may need additional funding. However, we cannot predict whether additional financing will be available to us on favorable terms or at all. If we successfully raise additional capital through the issuance of equity securities, our existing stockholders are likely to experience dilution, which could be substantial. Any new equity securities we issue may have rights, preferences, or privileges that are senior to those of our existing stockholders. If we raise additional funds through collaborations or other arrangements, we may need to relinquish certain rights that could be perceived as unfavorable to us. There is no assurance that we will be able to secure sufficient capital funding in the future to continue operations and implement our strategy. Due to these uncertainties, there is significant doubt regarding our ability to continue as a going concern.

Ms. Hai Xia (Chairperson), and Our CEO and Director, Mr. Li Guanxiong, is new to the process of conducting an IPO. While he brings a wealth of other valuable experience to our team, this particular area represents a learning opportunity. As a result, there is a possibility that we may not raise the necessary funds to launch our business operations.

While our CEO and Director Mr. Li Guanxiong has brought a strong foundation of skills and knowledge to our Company, he may not have extensive prior experience in conducting an IPO offering. As we navigate this process, there is a possibility that raising adequate funds to support our planned operations could present some challenges. We are committed to addressing any such challenges diligently, but it is important to acknowledge that funding shortfalls could potentially affect the timing of our business strategy execution, product or service development, and market opportunity capture. We are taking proactive steps to mitigate these risks and are confident in our ability to adapt and learn. However, given the uncertainties inherent in any fundraising effort, we want to ensure that our stakeholders are aware of the potential outcomes, including the possibility of not achieving our fundraising goals.

We will have significant flexibility in determining how to use the net proceeds from this offering, hence, there is a risk that we may not allocate or utilize these funds in the most effective manner.

Our management will have broad discretion in determining how to apply the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” Investors will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Given the number and variability of factors that will determine our use of the net proceeds, their ultimate application may differ significantly from their currently intended use. While our management is committed to utilizing these funds in a manner that supports our business objectives, there is a possibility that the allocation may not result in an increase in the value of investors’ investments. If the net proceeds are not applied as effectively as anticipated, it could impact our business performance and potentially affect the financial returns on your investment.

We will continue to face costs and demands on management in order to comply with the laws and regulations applicable to public companies.

As a public company, we will continue to incur significant legal, accounting, and other expenses. We will also face ongoing costs related to corporate governance requirements, including those under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets Group. Our executive officers and other personnel will need to devote substantial time to comply with these rules and regulations. These requirements are expected to result in higher legal and financial compliance costs compared to those of a private company and may make certain activities more time-consuming and costly. Additionally, these rules and regulations may increase the difficulty and expense of obtaining directors’ and officers’ liability insurance. Consequently, it may become more challenging for us to attract and retain qualified individuals to serve on our board of directors or as executive officers, which could negatively impact investor confidence and potentially harm our business or stock price.

We will continue to incur ongoing costs and expenses associated with complying with SEC reporting requirements and maintaining compliance. In the absence of substantial revenue, we may struggle to meet such compliance obligations, which could make it difficult for investors to sell their shares, if at all.

We will be required to file annual, quarterly, and current reports, as well as other information with the SEC, as mandated by the Securities Exchange Act. To maintain compliance with these requirements, we will need to generate future revenue to cover the costs associated with these filings, which may represent a significant portion of our available cash resources. If we fail to generate sufficient revenues or lack the necessary cash reserves to remain in compliance, it may become difficult for investors to resell any shares they purchased.

The Company has chosen not to opt out of the extended accounting transition period provided by the JOBS Act. As a result, its financial statements may be more difficult to compare with those of other companies.

In accordance with the JOBS Act of 2012, the Company, as an emerging growth company, has the option to opt out of the extended transition period for any new or revised accounting standards issued by the PCAOB or the SEC. However, the Company has chosen not to opt out of this extended transition period. As a result, when a new or revised standard is issued with different implementation dates for public and private companies, the Company, as an emerging growth company, can adopt the standard applicable to private companies. This may complicate or even prevent meaningful comparisons of the Company’s financial statements with those of other public companies that are neither emerging growth companies nor have opted out of the extended transition period, as they may be using different or revised standards.

As long as we remain an emerging growth company, we are exempt from certain reporting requirements that are applicable to other public companies. These exemptions include compliance with specific accounting standards and detailed disclosures regarding executive compensation.

Under the JOBS Act, we are designated as an “emerging growth company.” As long as we remain an emerging growth company, we are exempt from certain requirements that apply to other public companies. Specifically, we are not required to: i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act; ii) comply with any new PCAOB requirements related to mandatory audit firm rotation or additional information in the auditor’s report; iii) disclose certain executive compensation details required of larger public companies; and iv) hold non-binding advisory votes on executive compensation.

Our securities have never been traded before, and there is no guarantee that an active market will develop. As a result, our common stock may trade below the initial public offering price.

Prior to this offering, there has been no public market for our common stock. The initial public offering price is set at $5.00 per share. However, this fixed offering price does not reflect the potential market price of our common stock after the offering. If you purchase shares in this offering, there is no assurance that you will be able to resell them at or above the initial public offering price. We cannot predict whether investor interest will lead to the development of an active trading market for our common stock, or how liquid such a market might be. There is also no guarantee that an active public market will develop or be sustained following the offering. If an active market does not emerge or is not maintained, you may find it difficult to sell your shares at a favorable price—or you may not be able to sell them at all.

The price of our common stock may experience significant volatility or decline, regardless of our actual operating performance; consequently, you may not be able to resell your shares at or above the initial public offering price.

Following this offering, the market price of our common stock is expected to be volatile, primarily because our shares have not been publicly traded before. Moreover, the price of our common stock may experience significant fluctuations due to various factors, many of which are beyond our control, including:

●Changes in general economic conditions, market trends, or industry-specific developments, especially within the leisure travel sector;

●Shifts in key management personnel;

●Expansion into new geographic markets;

●Actions, announcements, or significant transactions (such as acquisitions, divestitures, strategic partnerships, joint ventures, or capital commitments) by us or our competitors;

●Variations in quarterly operating results or discrepancies between our actual performance and investor expectations;

●Public reactions to press releases, announcements, or filings with the SEC made by us or third parties;

●Litigation-related announcements;

●Any guidance we provide to the public, changes to this guidance, or our failure to meet such expectations;

●Adjustments in financial estimates or ratings by securities analysts, our failure to meet these estimates, or lack of analyst coverage of our common stock;

●The development and sustainability of an active trading market for our common stock;

●Broader industry developments, economic factors, and other external influences;

●Future sales of our common stock by our officers, directors, or significant stockholders; and

●Changes in accounting principles.

These factors, among others, could cause the market price of our common stock to decline, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

In the future, we may issue additional common shares, which could reduce the percentage of ownership for existing investors and may also dilute the value of their shares.

Our Articles of Incorporation authorize the issuance of up to 1,000,000,000 shares of common stock with a par value of $0.0001. As of the date of this filing, 20,000,000 shares of common stock are outstanding, meaning we have the capacity to issue up to an additional 980,000,000 common shares. The future issuance of common stock could significantly dilute the percentage ownership of our existing shareholders. We may determine the value of any common stock issued in the future on an arbitrary basis. Issuing common stock for future services, acquisitions, or other corporate actions may dilute the value of shares held by our investors and could negatively impact any trading market for our common stock.

We are required to adhere to the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act (FCPA), which prohibits U.S. companies from making bribes or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. However, foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft, and other fraudulent practices occasionally occur in Asia. If our competitors engage in such practices, they may gain preferential treatment from company personnel or government officials. This could provide them with an advantage in securing business or obtaining new licenses, thereby putting us at a competitive disadvantage. If our employees or other agents are found to have engaged in such prohibited practices, we could face severe penalties.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements as defined by applicable securities laws, which pertain to future events or our anticipated financial performance. Such forward-looking information may cover topics like capital expenditures, the success of business activities, permitting timelines, requirements for additional funding, government regulations affecting our operations, environmental risks, limitations on insurance coverage, and the completion of regulatory approvals. In some cases, these forward-looking statements can be identified by words and phrases such as “will,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or “continue,” as well as variations of these terms or other expressions indicating that certain actions, events, or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” or “be achieved.”

These forward-looking statements are subject to known and unknown risks, uncertainties, and other significant factors that could cause our actual results, performance, or achievements to differ materially from what is expressed or implied by these statements. The forward-looking statements and opinions in this prospectus are based on the information available to us as of the date of this filing. Although we believe this information provides a reasonable basis for our statements, it may be limited or incomplete. Our statements should not be interpreted as indicating that we have conducted an exhaustive investigation or review of all potentially relevant information. Forward-looking statements include, but are not limited to, statements regarding: i) future financial performance, such as expectations related to revenue, cost of revenue, operating expenses, ability to determine reserves, and achieving/maintaining profitability etc.; ii) service development; iii) liquidity management, such as sufficiency of cash, cash equivalents, and investments to meet liquidity requirements; iv) operational risk management; v) future growth expectations; vi) third-party relationships; vii)  acquisition and integration of certain assets or equities; viii) increased expenses associated with being a public company; ix) Impact of changes in laws and regulations on operations; x) inflation and currency fluctuations; xi) ability to obtain necessary certifications, approvals, and licenses; xii) development of a public trading market for our securities; xiii) costs and impacts of complying with current and future regulations; xiv) operational fluctuations; xv) reliance on senior management and key employees; and xvi) other factors detailed under the “Risk Factors” section.

We caution you that the above list may not be exhaustive and may not include all forward-looking statements contained in this prospectus. You should not view forward-looking statements as guarantees or predictions of future events. The forward-looking statements in this prospectus are based primarily on our current expectations and projections regarding future events and trends that we believe may impact our business, financial condition, results of operations, and prospects. However, these statements are subject to risks, uncertainties, and other factors, including those detailed in the “Risk Factors” section and elsewhere in this prospectus. Moreover, we operate in a highly competitive and rapidly evolving environment, where new risks and uncertainties may arise at any time. It is not possible for us to predict all potential risks and uncertainties that could affect the forward-looking statements in this prospectus. We cannot assure you that the results, events, or circumstances anticipated in these forward-looking statements will be realized or occur. In fact, actual outcomes, events, or circumstances could differ significantly from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements contained herein. Moreover, the forward-looking statements in this prospectus are made only as of the date of this document. We do not undertake any obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus, or to account for new information or unanticipated events, except as required by law. We may not achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on them. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments that we may undertake.

Moreover, statements such as “we believe” and similar expressions reflect our current beliefs and opinions on the relevant subject. These statements are based on the information available to us as of the date of this prospectus. Although we believe this information provides a reasonable basis for our statements, it may be limited or incomplete. Our statements should not be interpreted as indicating that we have conducted an exhaustive inquiry or review of all potentially relevant information. Given the inherent uncertainty of these statements, investors are cautioned not to place undue reliance on them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONN AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes, which are included elsewhere in this Report.

Business Overview

Dear Industrial Gas Inc, a California corporation, provides comprehensive cutting-edge and AI-drive industrial software design and development, as well as industrial gas solutions and air separation equipment manufacturing, including system integration, technical support, training, management, and related engineering services. We deliver high-quality, customized industrial gas and air separation solutions to businesses, organizations, and industries worldwide, with a particular focus on the steel, chemical, energy, electronics, and manufacturing sectors.

Our mission is to empower clients to harness the transformative power of advanced industrial gas technologies, achieve operational excellence and energy efficiency, reduce energy consumption and emissions, and gain sustainable competitive advantages in today’s rapidly evolving global industrial landscape.

By combining deep air separation engineering expertise, proven manufacturing capabilities, robust project management, and a client-centric approach, we build tailored international industrial gas solutions that respect regional regulations, industry-specific requirements, infrastructure maturity, and local operational conditions.

We collaborate closely with clients through needs assessments, feasibility studies, engineering design, pilot project execution, and continuous feedback to deliver customized air separation plant architectures, on-site gas supply strategies, integration roadmaps, maintenance programs, and training initiatives aligned with their budgets, compliance requirements, and long-term development goals.

Assets

As of June 30, 2026, we had total assets of $[ ] and cash and cash equivalents of $[ ].

Liabilities and Stockholders’ Equity

As of June 30, 2026, we have no liabilities. We have a shareholders’ equity of $[ ].

Revenue

For the year ended June 30, 2026, we realized revenues of $[ ], and a gross profit of $[ ].

Expenses

For the year ended June 30, 2026, we incurred selling general and administrative expenses in the amount of $[ ]. Expenses primarily consist of legal, accounting, consulting and other professional service fees.

Net Loss

For the year ended June 30, 2026, we incurred no net loss.

Liquidity and Capital Resources

Cash Used in Operating Activities

Net cash used in operating activities was $[ ] for the year ended June 30, 2026.

Cash Used in Investing Activities

For the year ended June 30, 2026, the Company has no investing activities.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements, including those that would impact liquidity, capital resources, market risk support, credit risk support, or provide any other benefits.

Going Concern

The financial statements included herein have been prepared on the assumption that the Company will continue as a going concern. For the period ended June 30, 2026, the Company recorded a net loss of $[ ], which led to an accumulated deficit of $[ ] and a working capital of $[ ].

The Company’s current cash position may not be sufficient to support its day-to-day operations. Although the Company is confident in its strategic direction and its ability to raise additional funds, there is no guarantee that these efforts will be successful. The Company’s ability to continue as a going concern depends on its capacity to enhance profitability and secure funding through this public offering. If the proceeds from this offering are inadequate, the Company will need to rely on financial support from its controlling shareholder.

These uncertainties, along with other factors, create significant doubt about the Company’s ability to continue as a going concern within one year from the date the financial statements are issued. The financial statements do not include any adjustments to reflect the potential future impact on the recoverability and classification of assets or the amounts and classification of liabilities that could arise if the Company is unable to continue as a going concern.

DESCRIPTION OF BUSINESS

Corporate History

Dear Industrial Gas Inc (“we”, “us”, “our”, or the “Company”), was incorporated on April 30, 2026 in the State of California.

On April 30, 2026, we issued 20,000,000 shares of Common stock to our founding shareholders at a price of $0.0001 per share. The total subscription amount paid went to the Company to be used as working capital and funds for future development of our industrial gas and air separation equipment businesses.

Business Information

The Company is dedicated to providing advanced and AI-driven industrial software and solutions, industrial gas solutions and air separation equipment that empower businesses, organizations, and industries to achieve operational excellence, energy efficiency, and sustainable growth in the global industrial sector. We fully support our clients’ industrial transformation through expert manufacturing, seamless system integration, comprehensive services, and ongoing technical support.

Amidst the ever-evolving landscape of the global industrial gas and energy technology sector, we tap into the inherent dynamics of industrial upgrading and green transformation. We deeply integrate the profound expertise and crucial elements of our core founding team in air separation and industrial gas engineering. Based on the unique infrastructure and needs of each client, we meticulously design and deliver tailored air separation and industrial gas solutions. Addressing the diverse development needs of our partners, we uphold an open and collaborative mindset, jointly exploring future vistas and implementation pathways, tailoring strategies and execution plans for efficient gas supply and intelligent operations. Our aim is to propel the formation of a reliable, efficient ecosystem led by core enterprises, by stimulating the organic integration of their internal driving forces and technological strengths.

We forge tight strategic partnerships with our clients, focused on enhancing their air separation capabilities, gas supply reliability, technical support frameworks, maintenance programs, and intelligent management competencies, thereby facilitating their leapfrog development in the industrial gas era. Looking ahead, we firmly believe that our core mission and vision lie in erecting a robust platform for industrial gas-driven transformation across industries, achieving omnidirectional alignment of “efficient gas supply + intelligent operations + sustainable development opportunities”. We will spare no effort in supporting our clients, partners across sectors, and stakeholders, collectively advancing towards the realization of their respective development goals and jointly ushering in a landmark new era of industrial gas-powered operations.

Our Business Model

We actively collaborate with enterprises and organizations seeking reliable industrial gas solutions to forge an efficient, collaborative, and expansive partnership platform for industrial upgrading. Beyond offering foundational air separation equipment manufacturing and system integration services that facilitate seamless adoption and optimization, we are committed to fostering knowledge sharing among diverse clients. This approach broadens horizons, unveiling numerous untapped applications in gas recovery and clean energy. Consequently, we cultivate a robust client base while relentlessly pursuing the creation of greater commercial value for all parties involved. This encompasses, but is not limited to, exploring scalable gas supply projects, ongoing maintenance contracts, intelligent upgrade programs, and other diversified avenues that fuel our ecosystem’s growth and foster sustainable industrial development.

As we enhance our clients’ operational efficiency and gas utilization maturity, we actively engage multidimensional partners in sharing insights on industrial gas technologies, project prospects, collaboration opportunities, and transformation journeys. Our aim is to resonate with shared “values” of innovation and sustainability, fostering deeper and more efficient collaborations. Additionally, we collaborate closely with various institutional and industrial partners, bridging them with gas integration avenues that promote mutual success. We also empower clients by leveraging advanced air separation and recovery technologies to gain competitive advantages, enabling them to embrace a forward-thinking mindset and attract strategic opportunities.

Our Principles

At our core, we embody “innovation”, “collaboration”, and “client-centric excellence” as fundamental elements of our core values. We are committed to achieving unity and resonance of “values” across diverse industries, cultures, and organizations. This core value serves as the cornerstone of our development. Even if we have to temporarily sacrifice some short-term interests in this process, we firmly believe that by making this choice, we will be able to gather more like-minded and closely connected partners to jointly create greater opportunities and tackle more challenges together. We are convinced that this initiative will not only strengthen our internal cohesion but also enable us to create deeper value for the world through responsible and impactful industrial gas deployment. We embody our “core values” in “innovation” and “client success”.

Our Services

We provide comprehensive air separation equipment manufacturing and engineering services, helping clients design, produce, install, and commission cryogenic air separation plants tailored to their specific capacity and purity requirements.

Our industrial gas investment and supply services focus on delivering reliable on-site gas production solutions, ensuring stable supply of oxygen, nitrogen, and argon while optimizing costs for clients in steel, chemical, and energy sectors.

We deliver equipment maintenance and upgrade services through dedicated teams offering proactive overhauls, energy-saving retrofits, intelligent monitoring, and long-term technical support to maintain high-efficiency operations.

Training and management programs are designed to upskill client teams, providing customized workshops, operational guidance, and ongoing management support to ensure effective plant governance and safety compliance.

In addition, we offer other related services, including spare parts supply, biogas purification projects, gas recovery solutions, and smart operation systems. These services collectively help clients expand capabilities, improve efficiency, reduce energy consumption, and achieve measurable business and environmental outcomes.

Our Strategy

Rooted in the objective laws of industrial and technological development worldwide, we adhere to “innovation and green transformation” as our core driving force, striving to build a “client-centric” industrial gas platform for various enterprises and organizations. This platform deeply integrates the diverse needs and aspirations of our clients across equipment manufacturing, gas investment, maintenance, intelligent upgrades, and sustainable solutions, meticulously crafting “highly aligned value” access points to significantly enhance the intrinsic competitiveness of our partners.

Given our unique industrial gas ecosystem architecture, we have a clear strategic direction, committed to actively building extensive cooperation networks across Asia and global markets, and meticulously deploying service and manufacturing hubs. Our aim is to establish an interactive ecosystem that deeply integrates online monitoring and offline operations, fostering frequent interactions. To achieve this, we will rely on innovative mechanisms that integrate advanced air separation technologies, smart platforms, and synergies between both, efficiently advancing various undertakings. Additionally, we will work closely with regional and international partners to jointly plan and host a series of cooperative projects and industry events, accelerating the global replication and expansion of our industrial gas ecosystem.

Employees

We currently have the following management members and employees: Hai Xia, Li Guanxiong, Li Peiwen, Wu Di, He Donglin, and He Baotang. our directors and officers. We will retain consultants on an as needed basis to assist with various administrative functions.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $25 million, after deducting estimated underwriting discounts, commissions, and offering expenses payable by us. This estimate is based on an assumed initial offering price of $5.00 per share (excluding any exercise of the underwriters’ over-allotment option). There is no minimum number of shares required to be sold for the offering to proceed.

The table below reflects our current intentions regarding the use and allocation of the net proceeds from this offering, based on our present plans and business conditions. However, our management will retain some flexibility and discretion in applying these net proceeds. In the event of unforeseen circumstances or changes in business conditions, we may use the proceeds differently than described in this prospectus. To the extent that the net proceeds from this offering are not immediately used for the stated purposes, we intend to invest them in short-term, interest-bearing bank deposits or debt instruments.

Description of Use	Estimated Amount of Net Proceeds ($)	Percentage
Potential strategic acquisition and investment opportunities		[**] %
Marketing and promotional campaigns and events		[**] %
Expanding into global markets		[**] %
General Working Capital		[**] %
Total		100.00%

DETERMINATION OF OFFERING PRICE

The offering price per share of common stock in this offering is set at a fixed price of $5.00. This price was determined arbitrarily by us, based on our assessment of our financial condition, prospects, limited operating history, and the general state of the securities market. It may not necessarily reflect our book value, assets, past operating results, financial condition, or any other established criteria of value.

DILUTION

The price of the current offering is to be fixed at $5.00 per share of common stock for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders. As of June 30, 2026, our net tangible book value was $[ ] per share of common stock outstanding. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by [ ], which is the number of shares of common stock outstanding at June 30, 2026.

Dilution refers to the difference between the offering price per share and the net tangible book value per share immediately following the completion of this offering. Net tangible book value is calculated by subtracting total liabilities and intangible assets from total assets. Dilution primarily results from our arbitrary determination of the offering price for the shares being offered. Additionally, dilution of the value of the shares you purchase is influenced by the lower book value of the shares held by our existing stockholders. The following tables illustrate the differences between your investment in our shares and the investment of our existing stockholders. As of June 30, 2026, our net tangible book value was $[No.] per share of common stock outstanding. Net tangible book value per share is derived by dividing the amount of our total tangible assets (excluding deferred offering costs) less total liabilities by the [No.] shares of common stock outstanding as of June 30, 2026.

PLAN OF DISTRIBUTION

As of the date of this prospectus, the Company has 20,000,000 shares of common stock issued and outstanding. Under this offering, the Company is registering an additional 5,000,000 shares of common stock for sale at a fixed price of $5.00 per share throughout the offering period.

There are no arrangements in place to address the potential impact of the offering on the stock price.

In connection with the Company’s selling efforts in the offering, our Chairperson Hai Xia, and our CEO (President), Li Guanxiong, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Rule 3a4-1 generally provides an exemption from the broker-dealer registration requirements of the Exchange Act for individuals associated with an issuer who participate in the offering of the issuer’s securities. Hai Xia and Li Guanxiong is not subject to any statutory disqualification as defined in Section 3(a)(39) of the Exchange Act. He will not receive commissions or other forms of remuneration in connection with his participation in the offering. Mr. Li is not, nor has he been within the past 12 months, a broker or dealer, nor an associated person of a broker or dealer. After the offering, Mr. Li will continue to perform substantial duties for the Company that are unrelated to securities transactions.

For the purpose of complying with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale. Alternatively, the securities may be offered or sold if an exemption from such registration or qualification requirements is available and the Company has complied with it. In addition, the Company will be subject to the applicable provisions, rules, and regulations under the Exchange Act regarding securities transactions during the period when this Registration Statement is effective.

The Company will pay all expenses and costs related to the registration of the shares, including costs related to registration compliance with the securities laws of certain states, which we estimate to be approximately $[No.].

Procedures for Subscribing

If you decide to subscribe for shares in this offering from us, you are required to i) execute and deliver a subscription agreement and ii) provide a check or certified funds to us for acceptance or rejection. Subscription checks should be made payable to either “Dear Industrial” or an escrow agent agreed upon by us. Wire transfers and telegraphic transfers are also accepted. The Company will deliver stock certificates for the purchased common shares directly to the purchasers within ninety (90) days of the offering’s close. Alternatively, upon request, the Company will provide an account statement for those shares that a holder intends to maintain in book-entry form.

Right to Reject Subscriptions

We reserve the right to accept or reject any subscription, in whole or in part, for any reason or without reason. Any funds received from rejected subscriptions will be promptly returned to the subscriber without interest or deduction. We will notify subscribers of acceptance or rejection of their subscriptions via mail within 48 hours of receipt.

DESCRIPTION OF SECURITIES

Our authorized share capital is $100,000, divided into 1,000,000,000 shares of Common Stock, with a par value of $0.0001 per share. As of the date of this filing, we have 20,000,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued.

Common Stock

Each holder of shares of Common Stock is entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. Cumulative voting rights do not apply to Common Stock. Additionally, holders of any class or series of stock do not have preemptive rights to subscribe for, purchase, or receive any new or additional issuances of shares or convertible securities, regardless of whether such issuances are authorized now or in the future, or whether they are issued for money, for consideration other than money, or as a dividend.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have never declared or paid any cash dividends on our Common stock and do not currently plan to pay dividends in the foreseeable future. We intend to retain all available funds and future earnings to support our operations and finance the growth and development of our business.

Any decision to pay dividends in the future will be at the discretion of our board of directors, subject to applicable laws and based on factors such as our results of operations, financial condition, contractual restrictions, and capital requirements. Additionally, we may enter into loan or credit agreements that could further limit our ability to declare or pay dividends. Our board of directors will have sole discretion over any future dividend decisions, considering these and other relevant factors.

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Currently, we do not have a transfer agent. However, we expect to obtain one in the near future following this offering.

Market Information

Our shares are not currently listed or quoted on any exchange or quotation system.

Holders

As of the date of this registration statement, we have one (1) shareholder of record of our common stock.

Penny Stock Regulation

Section 15 of the Exchange Act establishes the definition of a “penny stock” and provides for several regulations. Our common stock is classified as a penny stock and is expected to remain so in the foreseeable future. This classification could severely and adversely affect the market liquidity for our common stock. For any transaction involving a penny stock, broker-dealers are generally required to approve a person’s account for such transactions and obtain a written agreement from the investor specifying the identity and quantity of the penny stock to be purchased.

To approve an account for penny stock transactions, the broker-dealer must obtain financial information, investment experience, and objectives from the investor and also reasonably determine that penny stock transactions are suitable for the investor and that the investor has sufficient knowledge and experience in financial matters to evaluate the risks involved. Additionally, the broker-dealer must deliver a disclosure schedule prepared by the SEC, which highlights the basis for the suitability determination and confirms that a signed, written agreement was obtained before the transaction. This disclosure must also include information on the risks of investing in penny stocks, both in public offerings and secondary trading, commissions payable to the broker-dealer and registered representative, current quotations for the securities, and the rights and remedies available to investors in cases of fraud. Finally, broker-dealers are required to send monthly statements to investors, disclosing recent price information for the penny stocks held in their accounts and information on the limited market for these securities.

Due to these extensive regulations, broker-dealers may be reluctant to engage in the necessary paperwork and disclosures required to trade penny stocks. Such reluctance could create difficulties in selling our common stock, potentially reducing trading activity in the secondary market and adversely affecting the ability of the stock holders to sell our common stock. These additional sales practice and disclosure requirements may further impede the sale of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Common stock, and we cannot predict the effect, if any, that market sales of shares of our Common stock or the availability of shares of our Common stock for sale will have on the market price of our Common stock prevailing from time to time. Upon completion of this offering, our shares of Common stock will be publicly held by investors participating in this offering, and some shares of Common stock will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Common stock. While we intend to list the Common stock on the Nasdaq Global Market, we cannot assure you that a regular trading market will develop in our Common stock.

Future sales of substantial amounts of our Common stock in the public market after this offering, or even the expectation of such sales, could put downward pressure on the share price. Currently, only a limited number of our Common stock will be available for sale immediately following this offering due to contractual and legal restrictions that prevent immediate resale. However, once these restrictions expire, the potential sale of significant quantities of our Common stock, whether through the exercise of existing options or otherwise, could have a negative impact on the market price of our shares in the United States. This could also affect our ability to raise additional equity capital in the future.

All Common stock sold in this offering will be freely tradable in the United States by non-affiliates without any restrictions or need for further registration under the Securities Act. However, if the shares of Common stock are purchased by one of our “affiliates,” it may not be resold unless it is registered under an effective registration statement or qualifies for an exemption from registration, such as the exemption provided under Rule 144 of the Securities Act.

The shares of Common stock currently held by existing shareholders, as well as any shares that may be issued upon the exercise of outstanding options following the completion of this offering, are classified as “restricted securities” under Rule 144 of the Securities Act. These restricted securities can only be sold in the United States if they are registered or if they meet the conditions for an exemption from registration under Rule 144 or Rule 701 of the Securities Act. The specific requirements of these rules are outlined below.

Lock-Up Agreements

Our directors, executive officers, and shareholders have entered into agreements, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise dispose of, directly or indirectly, any of our Common stock or other securities for a period of six months from the date of this prospectus. This includes refraining from entering into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of such securities without the prior written consent of the representative. Additionally, the Company is prohibited from conducting any offerings during this period and from re-pricing or changing the terms of existing options and warrants.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●      1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●      the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Manhattan Securities Group (the “Underwriter” or “Manhattan Securities”) in this offering. The Underwriter may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriter will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriter	Number of Shares

Total

The Underwriter is offering the shares subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the Underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The Underwriter are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the Underwriter is not required to take or pay for the shares covered by the its option to purchase additional shares described below.

The Underwriter is expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to _____ percent (%) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus, $___, and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Share
Public offering price	$5.00
Underwriting fees and commissions (%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $_____. Such accountable out-of-pocket expenses include no more than $ _____  in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $ _____ and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $ ______, background checks expenses not to exceed $ _____, and DTC eligibility fees and expenses not to exceed $ ______. We have paid to ____ $_____ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $__________.

The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our shares. The initial public offering price of the shares has been negotiated between us and the Underwriter. Among the factors considered in determining the initial public offering price of the shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of the Shares

A prospectus in electronic format may be made available on the websites maintained by the Underwriter in this offering and the Underwriter may distribute prospectuses electronically. The Underwriter may agree to allocate a number of shares to selling group members for sale to its online brokerage account holders. The shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Underwriter, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

➢may not engage in any stabilization activity in connection with our securities; and

➢may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the shares, where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

REPORTS TO SECURITIES HOLDERS

We are committed to ensuring that our financial information is equally accessible to all interested parties and investors by adhering to the disclosure requirements of Regulation S-K for smaller reporting companies under the Securities Exchange Act. We will also file Form 8-K and other proxy and information statements from time to time as required. The public can access and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street NE, Washington, DC 20549. For more information on the Public Reference Room, the public may call the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site at http://www.sec.gov where reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC can be found.

The Company’s mailing address is 10368 LOZANO CUPERTINO, California 95014-6607. If a shareholder wishes to contact the Company in writing, please kindly utilize the aforementioned mailing address and address mail to our CEO, Li Guanxiong.

DESCRIPTION OF FACILITIES

We do not own or rent any properties. At present, we utilize the office space located at 10368 LOZANO CUPERTINO, California 95014-6607 and we are not charged for this use.

LEGAL PROCEEDINGS

As of the date of this filing, we, and our officers and directors, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

As of the date of this Registration Statement, we do not have any patents or trademarks, nor have we applied for any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Below please find the biographical information regarding our officers and directors:

Officer/ Director Biography

Name	Age	Position
Hai Xia	62	Chairperson of the Board, Director
Li Guanxiong	40	Director and CEO
He Baotang	63	Director and Vice Chairperson
Wu Di	40	Director and COO
Li Peiwen	36	Director and CFO
He Donglin	43	Director and Chief Technology Officer (“CTO”)

Hai Xia: our Chairperson of the Board, Director

Ms. Hai Xia serves as Chairperson and President of Kaifeng Dier Air Separation Industrial Co., Ltd. and brings extensive leadership experience in the air separation industry. A deputy to the Henan Provincial People’s Congress, she has driven the company’s smart factory transformation, intelligent production line development, and strategic university partnerships for 5G + industrial big data applications. Under her guidance, the company pioneered digital twin systems and AI large models while advancing green economy and energy conservation initiatives. Her strategic vision and commitment to innovation and sustainability are key to Dear Industrial Gas Inc’s global growth in customized industrial gas and air separation solutions.

Li Guanxiong: our CEO, and Director

Mr. Li Guanxiong is a senior engineer with a Ph.D. in MEMS and strong expertise in intelligent manufacturing and air separation technologies. He earned his bachelor’s degree in Materials Science and Engineering from the University of Science and Technology Beijing and advanced degrees from Northeastern University. As Technical Director and later Executive Deputy General Manager at Kaifeng Dier Air Separation, he led the development of China’s first intelligent air separation production line and the unmanned air separation system that received National Excellent Scenarios of Intelligent Manufacturing recognition. He also directed the R&D of an air separation data large model that earned international leading certification. His technical leadership supports Dear Industrial Gas Inc’s innovation in advanced, energy-efficient industrial gas solutions.

He Baotang: our Vice Chairman of the Board, Director

Mr. He Baotang is a senior engineer with over 40 years of experience in the air separation industry. He graduated from the University of Electronic Science and Technology of China and served as Chairman of Kaifeng Dier Air Separation Industrial Co., Ltd. from 2004 to 2023. He has played a central role in the company’s restructuring and development into a National-level Specialized and Sophisticated “Little Giant” Enterprise. Recipient of numerous honors including the Kaifeng Model Worker and Outstanding Entrepreneur awards, Mr. He provides valuable strategic guidance and deep manufacturing expertise to support Dear Industrial Gas Inc’s international expansion.

Wu Di: our Chief Operating Officer (COO), and Director

Mr. Wu Di serves as Managing Director and Board Secretary of Kaifeng Dier Air Separation Industrial Co., Ltd. He holds a Bachelor of Arts from Chengdu University of Technology, a Master of Finance and EMBA from Arizona State University, and a Board Secretary qualification from the Shenzhen Stock Exchange. With extensive experience in corporate management, financing, M&A, and strategic development, he has driven significant business growth and led initiatives for the company’s eighth-generation digital-intelligent air separation system. His operational expertise and international perspective strengthen Dear Industrial Gas Inc’s execution and global market expansion.

Li Peiwen: our Chief Financial Officer (CFO), and Director

Ms. Li Peiwen serves as Chief Financial Officer with responsibility for overall financial management, investment, risk control, and compliance. She graduated in 2013 from Saint Louis University with a degree in Business Administration. She has established standardized financial systems, internal controls, and budgeting frameworks while leading financing, fund coordination, and investment evaluation initiatives. Her strong financial acumen and strategic planning capabilities support Dear Industrial Gas Inc’s capital efficiency, compliance, and sustainable growth as it expands its international industrial gas and air separation business.

He Donglin: our Chief Technology Officer, and Director

Mr. He Donglin serves as Director, Deputy General Manager, and Dean of the Design Institute at Kaifeng Dier Air Separation. A graduate of Zhengzhou University, he has led key R&D projects including the company’s first 36,000 Nm³/h air separation unit, high-purity nitrogen and argon processes, and krypton/xenon extraction systems. He served as project leader for the unmanned air separation system initiative and holds 27 utility model patents and 4 invention patents. His technical achievements and innovation drive Dear Industrial Gas Inc’s development of state-of-the-art air separation equipment and engineering solutions for global clients.

Corporate Governance

The Company emphasizes accountability for maintaining honest and ethical conduct. It is committed to providing full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC, as well as in other public communications. Additionally, the Company strives to comply with all applicable governmental laws, rules, and regulations. However, as the Company is not required to do so, it has not formally adopted a written code of business conduct and ethics governing its employees, officers, or directors.

In lieu of an Audit Committee, the Company’s directors undertake the responsibilities of reviewing and making recommendations regarding the selection of external auditors. They also oversee the scope, results, and effectiveness of the annual audit of the Company’s financial statements, as well as other services provided by the Company’s independent public accountants. Currently, the Board of Directors consists of six members, Ms. Hai Xia, Mr. Li Guanxiong, Ms. Wu Di, Ms. Li Peiwen, Mr. He Donglin and Mr. He Baotang, are responsible for reviewing the Company’s internal accounting controls, practices, and policies.

Committees of the Board

At present, our Company does not have nominating, compensation, or audit committees, nor does it have committees performing similar functions. Additionally, we do not have written charters for nominating, compensation, or audit committees. Our directors believe that establishing such committees is not necessary at this time, as they are confident that the current board members can effectively fulfill the functions that these committees would typically perform. At present, there are two committees as follows under the Board:

(1) Strategy Committee

The Strategy Committee is the core organization of the Company’s strategic decision-making and management, mainly responsible for formulating the Company’s strategic plan, defining the direction of development, evaluating and deciding on major investment projects, and supervising the Company’s compliance operation. Through in-depth analysis of macroeconomics, industry dynamics and the Company’s resources, it ensures that the strategies are in line with the market trends, guides the rational allocation of resources, and promotes business expansion and upgrading, while at the same time, it supervises the Company’s compliance with laws and regulations and internal systems, guards against compliance risks, and maintains the Company’s reputation. Through regular meetings, special studies and communication with the management, the Strategy Committee provides professional guidance for the Company’s decision-making, ensures the realization of strategic objectives, and contributes to the Company’s sound development.

(2) Executive Committee

The Executive Committee is the key executive body for the implementation of the strategy, and its main responsibility is to implement the strategic planning and guidance requirements formulated by the Strategy Committee into daily operations. The Executive Committee ensures the effective promotion of strategic initiatives in all business units and levels of the Company by breaking down strategic objectives and formulating detailed action plans and timetables. It is responsible for coordinating the resources of various departments, solving problems encountered in the process of strategy implementation, supervising the progress of strategy implementation, and providing timely feedback to the Strategy Committee on the implementation status, so as to ensure that the entire process of the Company’s strategy from planning to implementation is carried out in an efficient and orderly manner, and to promote the smooth realization of the Company’s strategic objectives.

Audit Committee Financial Expert

Our Board of Directors, consisting of Ms. Hai Xia, Mr. Li Guanxiong, Ms. Wu Di, Ms. Li Peiwen, Mr. He Donglin and Mr. He Baotang has determined that we do not have a board member who qualifies as an “audit committee financial expert” as defined in Regulation S-K. Additionally, none of our Board members meet the definition of “independent” as used in Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined in FINRA Rules. We believe that our current directors, Mr. Li Guanxiong, Ms. Wu Di and Mr. Li Peiwen, are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Our directors do not believe that it is necessary to have an audit committee, as management is confident that the Board of Directors can adequately perform the functions of an audit committee. Furthermore, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome. Given our stage of development and current financial condition, such a measure is not warranted at this time.

Independence of Directors

We are not required to have independent members on our Board of Directors and do not currently plan to appoint any independent directors, as defined by the standards mentioned above. At present, the Board of Directors consists of Ms. Hai Xia, Mr. Li Guanxiong, Ms. Wu Di, Ms. Li Peiwen, Mr. He Donglin and Mr. He Baotang.

Code of Ethics

We have not established a formal Code of Ethics. Our Board of Directors, comprising Ms. Hai Xia, Mr. Li Guanxiong, Ms. Wu Di, Ms. Li Peiwen, Mr. He Donglin and Mr. He Baotang, has assessed the Company’s operations and employee structure. Given that the business is managed by a small number of individuals, we believe that general fiduciary duties and existing federal and state criminal, business conduct, and securities laws provide sufficient ethical guidance. However, if our operations, employee base, or board of directors expand in the future, we may consider adopting a formal Code of Ethics.

Shareholder Proposals

Our Company has not established any formal policies or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors believes that, given our current stage of development, implementing a specific nominating policy would be premature and of limited value until our business operations reach a more advanced stage. At present, we do not have any specific or minimum criteria for the election of nominees to the Board of Directors, nor do we have a defined process or procedure for evaluating such nominees. The Board of Directors will consider all candidates, regardless of whether they are submitted by management or shareholders, and make recommendations for their election or appointment.

 Shareholders who wish to communicate with the Board of Directors may do so by sending a written request addressed to our CEO and Director, Li Guanxiong, at the address listed on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

The following table provide details regarding the compensation paid, earned, or accrued by the Company’s CEO and CFO for their service during the fiscal periods ended June 30, 2026.

This table includes information for all executive officers of the Company who served in these capacities as of the end of the fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Li Guanxiong, CEO, Director	2026,	0	0	0	0	0	0	0	0
Wu Di, COO, Director	2026,	0	0	0	0	0	0	0	0
Li Peiwen, CFO, Director	2026,
He Donglin CTO, Director
He Baotang Director and Vice Chairman
Hai Xia, Director and Chairperson

On [date], the Company entered into a [agreement] with Li Guanxiong, under which, Mr. Li receives a monthly fee of $ [No.] commencing on [date] and ending at any time by either party with one month written notice.

On [date], the Company entered into a [agreement] with Wu Di, under which, Ms. Wu receives a monthly fee of $ [No.] commencing on [date] and ending at any time by either party with one month written notice.

On [date], the Company entered into a [agreement] with Li Peiwen, under which, Ms. Li receives a monthly fee of $ [No.] commencing on [date] and ending at any time by either party with one month written notice.

On [date], the Company entered into a [agreement] He Donglin, under which, Mr. He receives a monthly fee of $ [No.] commencing on [date] and ending at any time by either party with one month written notice.

On [date], the Company entered into a [agreement] with He Baotang, under which, Mr. He receives a monthly fee of $ [No.] commencing on [date] and ending at any time by either party with one month written notice.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

Until now, we have not entered into any employment agreement, but we have three employment agreements with Ms. Hai Xia, Mr. Li Guanxiong, Ms. Wu Di, Ms. Li Peiwen, Mr. He Donglin and Mr. He Baotang

Director Compensation

Our Board of Directors currently does not receive any compensation for their services as members of the Board. However, the Board retains the discretion to compensate its members in the future, either through cash or stock-based awards, for their contributions to the Company. The amount of any such compensation, if granted, will be determined solely by the Board of Directors.

Executive Compensation Philosophy

The compensation of our executive officers is determined exclusively by our Board of Directors. The Board retains the right to compensate our current and future executives through a variety of means, including paying salaries, issuing shares of common stock in consideration for services rendered, and awarding incentive bonuses tied to both the Company’s performance and the individual executive officer’s performance. Additionally, the compensation package may include long-term, stock-based incentives for certain executives, designed to align their performance with our long-term business strategies. Although the Board has not granted any performance-based stock options to date, it reserves the right to do so in the future if it determines that such grants would be in the best interests of the Company.

Incentive Bonus and Future Stock-based Compensation

The Board of Directors may, at its sole discretion, award incentive bonuses to our current and future executive officers if it determines that such bonuses are in the Company’s best interest. This decision will be based on an evaluation of our current business objectives, growth (if any), and the monthly revenue generated, which is directly attributable to the actions and capabilities of the executives.

To attract, retain, and motivate the executive talent needed to support the Company’s long-term business strategy, our Board of Directors may, at its sole discretion, award long-term, stock-based compensation to our current and future executives in the future. However, we currently have no immediate plans to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2026, certain information concerning the beneficial ownership of our Common Stock by each director. The address for the below beneficial owner(s) are the same as the Company unless otherwise noted.

Name and Address of Beneficial Owner	Common Stock Owned before Offering	Common Stock Owned after Offering	Percentage of Ownership before Offering	Percentage of Ownership after Offering
Hai Xia	9,000,000	9,000,000	100%	36%
He Baotang	9,000,000	9,000,000	100%	36%

Beneficial ownership is determined in accordance with Section 13 under the Exchange Act. Under this rule, shares may be considered beneficially owned by more than one person if they share voting or disposition power over the shares. Additionally, shares that a person has the right to acquire within 60 days (e.g., through the exercise of an option or warrant) are also deemed beneficially owned. When calculating the ownership percentage of an individual, the number of shares includes those that can be acquired through such rights. Consequently, the percentage of outstanding shares shown for any person in the table above may not necessarily reflect their actual voting power on any specific date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Space

From time to time, we may utilize the office space and equipment of our management, Mr. Li Guanxiong, at no cost.

Sale of Shares

On [Date], 2026,, we sold 20,000,000 shares of Common stock to Dear Industrial Gas Inc, at a price of $0.0001 per share of Common stock. The total subscription amount paid by Dear Industrial Inc was $20,000. Proceeds from the aforementioned sale of shares went to the Company to be used as working capital/funds for future development.

Review, Approval and Ratification of Related Party Transactions

At our current early stage of development and with limited financial resources, we have not yet implemented formal policies and procedures for reviewing, approving, or ratifying transactions with our executive officers, directors, and significant stockholders, such as those described above. However, we plan to establish these formal policies in the future once we have adequate resources and additional directors in place. Moving forward, our directors will continue to approve any related-party transactions on an ongoing basis.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the approximate total amount of fees billed for professional services provided by our principal accountants for our last fiscal period ended June 30, 2026.

2026
Audit fees	$
Auditor related fees	$
Tax fees	$
All other fees	$
Total	$

Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning. All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for in the other categories.

MATERIAL CHANGES

From the inception to now, there is no material change in Dear Industrial.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$
Legal Fees	$
Auditor Fees and Expenses	$
Miscellaneous Fees and Expenses	$
TOTAL	$

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Pursuant to our Bylaws, any individual who is or has been a party to, or is threatened to be made a party to, or is involved in any legal action, suit, or proceeding—whether civil, criminal, administrative, or investigative—due to their role as a Director or Officer of the Company, or their service at the Company’s request as a Director or Officer of another entity, or as a representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent permitted by the laws of the State of California. This indemnification extends to all expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, and settlement amounts) reasonably incurred or suffered in connection with such actions. Such right of indemnification shall be contractual and may be enforced by the individual in any manner they deem appropriate. Furthermore, the Company shall pay the expenses incurred by Officers and Directors in defending any civil or criminal action, suit, or proceeding as they are incurred and prior to the final disposition of the matter, provided the indemnified party or their representative undertakes to repay the Corporation if a court of competent jurisdiction ultimately determines that the party is not entitled to indemnification. Such right of indemnification shall not be exclusive, and Directors, Officers, or representatives may also be entitled to additional indemnification rights under any bylaw, agreement, shareholder vote, legal provision, or other means, in addition to the rights granted under this Article.

To further clarify and expand on the foregoing, the Board of Directors may, at any time, adopt additional bylaws regarding indemnification to ensure that the Company always provides the maximum level of indemnification permitted by the laws of the State of California. Additionally, the Board may authorize the Company to purchase and maintain insurance on behalf of any individual who is or has been a Director or Officer of the Company, or who has served at the Company’s request as a Director or Officer of another entity, or as a representative in a partnership, joint venture, trust, or other enterprise. Such indemnification would cover any liabilities asserted against such person arising from their roles or statuses, regardless of whether the Company has the power to indemnify them directly. The indemnification provided hereunder shall remain in effect for individuals who are no longer Directors, Officers, Employees, or Agents of the Corporation and shall inure to the benefits of the heirs, executors, and administrators of such person.

To the extent that indemnification for liabilities arising under the Securities Act of 1933 is permitted to directors, officers, or controlling persons of the registrant under the provisions stated above, the registrant has been advised that the Securities and Exchange Commission believes such indemnification contravenes the public policy set forth in the Securities Act and is, as a result, unenforceable.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	By-laws
5.1	Opinion of USLG
23.1	Consent of Independent Accounting Firm
24.1	Power of Attorney
99.1	Sample Subscription Agreement
107	Filing Fee Table

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

a) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

1)include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

2)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

3)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

b)  For purposes of determining any liability under the Securities Act of 1933, to provide the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

 c) For the purpose of determining any liability under the Securities Act of 1933, to provide each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of CUPERTINO, state of California, on July 02, 2026.

Dear Industrial Gas Inc

By: /s/ Hai Xia

Name:Hai Xia

Title:Director and Chairperson

Date:July 02, 2026

Signed by: /s/ He Baotang

Name:He Baotang

Title:Director and Vice Chairman

Date:July 02, 2026

By: /s/ Li Guanxiong

Name:Li Guanxiong

Title:CEO and Director

Date:July 02, 2026

Signed by: /s/ Wu Di

Name:Wu Di

Title:COO and Director

Date:July 02, 2026

Signed by: /s/ Li Peiwen

Name:Li Peiwen

Title:CFO and Director

Date:July 02, 2026

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signed by: /s/ Li Guanxiong Name:Li Guanxiong Title:CEO and Director Date:July 02, 2026